Exhibit 10.4

STRATEGIC ADVISOR AGREEMENT

THIS STRATEGIC ADVISOR AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (as defined in the Securities Purchase Agreements, dated August 25, 2025) (the “Effective Date”) by and between Sharps Technology Inc., a Nevada corporation (the “Company”), and Sol Markets, a Cayman Islands exempt company (the “Strategic Advisor”).

WHEREAS, the Strategic Advisor has been vital to the success of the Company’s recent private offering transaction (the “PIPE Transaction”), and the Company wishes to secure the continued commitment of Strategic Advisor to offer consulting services to the Company, and Strategic Advisor wishes to offer such a commitment.

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings specified herein, the Company and the Strategic Advisor hereby agree as follows:

1. Engagement and Services.

1.1 Engagement. The Company hereby engages Strategic Advisor, and Strategic Advisor hereby accepts such engagement, to serve as a strategic advisor to the Company on the terms and conditions set forth in this Agreement.

1.2 Services. Strategic Advisor shall provide the Company with strategic advice and guidance relating to the Company’s business, operations and growth initiatives, and industry trends in the crypto technology sector (the “Services”). Strategic Advisor shall perform the Services at such times and places as are mutually agreed upon by the Company and Strategic Advisor, with no specific minimum time commitment required

2. Term. The initial term of this Agreement shall commence on the date hereof and continue for a period of two (2) years unless earlier terminated in accordance with Section 6. The term may be extended by mutual written agreement of the parties hereto (the “Parties”).

3. Compensation.

3.1 In consideration of Strategic Advisor’s provision of the Services, immediately following the PIPE Transaction, the Company will compensate the Strategic Advisor with warrants to purchase an amount of shares of the Company’s common stock, par value $0.0001 per share (the “Strategic Advisor Warrants”) equal to 10% of the aggregate number of shares of common stock of the Company and Pre-Funded Warrants issued pursuant to those certain Cash Securities Purchase Agreements and Cryptocurrency Securities Purchase Agreements, each dated August 25, 2025, between the Company and each of the Purchasers (as defined therein), to be issued to the Strategic Advisor as of the Effective Date. Following the Effective Date and upon the exercise of a Cash Stapled Warrant or Cryptocurrency Stapled Warrant (as defined in Cash Securities Purchase Agreements and the Cryptocurrency Securities Purchase Agreements, respectively), the Strategic Advisor shall receive an additional grant of Strategic Advisor Warrants to purchase an amount of shares of Common Stock equal to 10% of the Cash Stapled Warrant Shares underlying such exercised Cash Stapled Warrant and 10% of the Cryptocurrency Stapled Warrant Shares underlying such exercised Cryptocurrency Stapled Warrant, as the case may be. The exercise price per share of the Strategic Advisor Warrants shall be set at a price equal to $0.0001. The Strategic Advisor Warrants shall be exercisable, in whole or in part, at any time and from time to time, for a period of seven (7) years from the date of issuance. The Strategic Advisor Warrants shall be subject to the terms and conditions set forth in the Common Stock Purchase Warrant to be entered into between the Company and Strategic Advisor, substantially in the form attached hereto as Exhibit A.

3.2 Immediately following the issuance of the Strategic Advisor Warrants, the Parties will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the shares of common stock issuable upon exercise of the Strategic Advisor Warrants under the Securities Act, and the rules and regulations promulgated thereunder.

3.3 The Company will also reimburse reasonable expenses reasonably and necessarily incurred by Strategic Advisor in the course of providing the Services, including airfare, lodging and meals, subject to the Company’s receipt of documentation for such expenses reasonably satisfactory to the Company.

4. Status as an Independent Contractor. Strategic Advisor and the Company hereby specifically agree that, throughout the term of this Agreement, Strategic Advisor’s relationship with the Company hereunder will be solely and exclusively that of an independent contractor. Strategic Advisor shall not be deemed and shall not hold himself out to be an employee or agent of the Company, nor shall the parties be deemed to be engaged in any partnership, joint venture, or other business relationship other than that of principal and independent contractor. Nothing contained in this Agreement shall be construed so as to make Strategic Advisor an employee of the Company or any of its parents, subsidiaries or affiliates (collectively, the “Company Entities”), or to entitle Strategic Advisor to any rights or fringe benefits offered to employees of the Company or the Company Entities, including, but not limited to, any retirement, savings, health, medical, welfare, life insurance, disability, vacation, stock purchase, stock option, incentive, or other benefit plans or programs maintained for employees by or on behalf of the Company or the Company Entities.

5. Termination.

5.1 Termination. Either Party may terminate this Agreement upon 180 days’ written notice of termination to the other Party. Notwithstanding Section 2 hereof, either Party may terminate this Agreement at any time, effective immediately upon notice, if it has good cause for termination. Without limiting applicable law, good cause for termination includes a situation in which the other Party is in material breach of any of its obligations under this Agreement and has failed to cure such breach within ten (10) days, after receiving written notice from the other Party of the existence of such breach. The Strategic Advisor Warrants shall be deemed fully earned as of the Effective Date and are not subject to revocation or clawback in the event of termination by the Company.

5.2 Survival of Accrued Obligations. Termination of this Agreement will not relieve either Party of its obligations hereunder accruing prior to such termination. Each Party will diligently continue to perform its obligations hereunder through the date of termination even if it has received notice of the other Party’s election to terminate.

6. Confidentiality and Non-Disclosure.

6.1 Obligations of Confidentiality. Strategic Advisor hereby acknowledges that all of the Proprietary Information (as hereinafter defined) now or hereafter known to Strategic Advisor is of substantial value to the Company and is and has been maintained in confidence as trade secrets of the Company. Strategic Advisor hereby covenants and agrees:

(i) to keep such Proprietary Information confidential as herein provided.

(ii) not to disclose, divulge or furnish such Proprietary Information to any third party except as authorized by the Company, and then only on the understanding that such third party is made aware of and undertakes to observe the provisions of this Section 6.

(iii) not to copy or reduce Proprietary Information to writing, except as may be strictly necessary for purposes of performing the Services; and

(iv) upon termination of this Agreement for any reason, to return to the Company within twenty (20) business days of receipt of written demand from the Company, all copies of Proprietary Information reduced to writing or other permanent form, or to otherwise delete all copies of Proprietary Information in electronic form and to destroy all notes and any other written or electronic reports or documents which may have been made by Strategic Advisor in performance of the Services to the extent they contain any Proprietary Information in whole or part, except as authorized by the Company or as is strictly necessary to complete any outstanding obligations relating to this Agreement, after which such Proprietary Information will be returned or destroyed as aforesaid

6.2 Definition. For purposes of this Agreement, “Proprietary Information” means any strategic, technical, business, commercial, legal, financial or other information provided to Strategic Advisor by the Company (or by a third party on the Company’s behalf); provided, however, that Proprietary Information will not include any information which: (i) is in or comes into the public domain otherwise than through a breach of this Agreement or through any act or omission of Strategic Advisor; or (ii) has been lawfully received by Strategic Advisor from a third party without restriction as to its use or disclosure; or (iii) was already in Strategic Advisor’s possession free of any such restriction prior to receipt from or on behalf of the Company; or (iv) was independently developed by Strategic Advisor without making use of the Proprietary Information; or (v) has been approved for unconditional release or use by written authorization of the Company.

7. Representations and Warranties.

7.1 Mutual Representations. Each Party represents and warrants to each other that: (a) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; and (b) its performance under this Agreement will not violate any applicable laws or regulations.

7.2 Disclaimer. Except as expressly set forth in this Agreement, Strategic Advisor makes no warranties, express or implied, including any warranties of merchantability, fitness for a particular purpose, or non-infringement.

7.3 No Fiduciary Role. The Strategic Advisor is not, and shall not be deemed to be, acting as a fiduciary or investment adviser to the Company, or any of their respective affiliates, shareholders, or partners in connection with this Agreement or any matter contemplated herein. The Company acknowledges that it is not relying on the Strategic Advisor as a fiduciary or for investment advice, and that all decisions made by the Company are based on its own independent evaluation and judgment.

7.4 No Investment Advice. The Company acknowledges and agrees that the Strategic Advisor is not registered or licensed as an investment adviser, broker-dealer, or other regulated financial institution under the U.S. Investment Advisers Act of 1940 (the “Advisers Act”), the U.S. Securities Exchange Act of 1934, or any other applicable securities laws. The Strategic Advisor does not, and shall not, provide investment advice to the Company, nor shall any of the Services rendered under this Agreement be construed as investment advice, investment management, or a solicitation to buy or sell any security or financial instrument. The Company further acknowledges and agrees that it shall not be considered an “advisory client” of the Strategic Advisor for purposes of the Advisers Act or any other applicable securities law, and shall not be entitled to the protections afforded to advisory clients thereunder. The Strategic Advisor’s role under this Agreement is strictly limited to providing strategic advice and guidance relating to the Company’s business, operations and growth initiatives, and industry trends in the crypto technology sector.

7.5 Regulatory Status; No Securities Activities. The Strategic Advisor shall not, and is not expected or authorized to: (i) solicit investors, (ii) participate in the negotiation or execution of securities transactions, or (iii) receive any transaction-based compensation related to the purchase or sale of securities. The Strategic Advisor is not required and shall not engage in the purchase, sale, or trading of securities, including securities of the Company or its affiliates, whether for its own account or on behalf of any third party, in connection with this Agreement. The Strategic Advisor shall not provide recommendations, strategies, or advice concerning the purchase or sale of any securities. The Company shall not request, and the Strategic Advisor shall not be required to provide, any services that would require registration as an investment adviser, broker-dealer, or similar regulated role.

7.6 Company Acknowledgements. The Company acknowledges that the Strategic Advisor will not, in connection with the Services or otherwise:

(a) provide investment advice, price forecasts, trading recommendations, or any other form of guidance relating to the valuation, market performance, or expected returns of ENE or any other digital asset;

(b) act in the capacity of, or hold itself out as, an investment adviser, broker- dealer, fiduciary, or any other person or entity subject to registration or licensing under applicable securities, commodities, or financial services laws and regulations; or

(c) utilize, rely upon, or disseminate any material non-public information, trade secrets, or other confidential or proprietary information concerning SOL, S o l a n a , t h e S o l a n a F o u n d a t i o n or any of their respective affiliates, operations, or business plans.

The S t r a t e g i c Advisor’s role is limited to providing non-fiduciary, non- discretionary strategic support based solely on publicly available information and general industry knowledge.

8. Limitation of Liability.

8.1 Each Party’s total liability under this Agreement, whether in contract, tort, or otherwise, shall be limited to the total compensation paid under this Agreement. For the avoidance of doubt, this limitation shall not apply to the Company’s liability for fraud, willful misconduct, bad faith, or gross negligence.

8.2 Except in the cases of willful misconduct or fraud (each, a “Disqualifying Action”), none of the Strategic Advisor, its affiliates or their respective officers, directors, agents and employees (collectively, the “Covered Persons”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, damages, penalties, obligations or expenses of any kind whatsoever, including reasonable and documented attorneys’ fees and court costs (“Losses”) suffered by the Company as the result of any act or omission by the Strategic Advisor in connection with, arising out of or relating to the performance of its services hereunder. The Company further agrees that no Covered Person shall be liable for any Losses caused, directly or indirectly, by any act or omission of the Company or by any other non- party. Under no circumstances shall the Strategic Advisor or any Covered Person be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

9. Indemnification. The Company shall indemnify and hold harmless the Covered Persons from and against any and all Losses (including reasonable attorneys’ fees) arising out of or in connection with the performance of the Services, including without limitation, arising out, directly or indirectly, with (i) the operations, business or affairs of the Company, or any actions taken by the Advisor or failure by it to act (even if negligent) in connection with this Agreement, (ii) a Disqualifying Action by the Company, (iii) any regulatory, governmental, or law enforcement inquiry, investigation, examination, proceeding, or enforcement action relating to or arising from the Company’s operations, business, or affairs, or (iv) the Company’s breach of this Agreement or the Strategic Advisor Warrant, in each case except to the extent that such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Covered Person.

10. Miscellaneous.

10.1 Notices. Any notice or approval required or permitted under this Agreement will be in writing and will be sent by registered or certified mail, postage prepaid, or by email, to the addresses designated by prior written notice. Any notice sent by mail will be deemed received three (3) business days after its mailing.

10.2 Entire Agreement. This Agreement contains the entire understanding of the Parties regarding all matters contained herein, and supersedes all prior oral or written agreements, arrangements and understandings relating thereto.

10.3 Amendment. This Agreement may be amended only in writing signed by both Parties. The failure by either Party to enforce compliance with any provision of this Agreement by the other Party will not operate or be construed as a waiver of such provision or of any other provision of this Agreement, or of any subsequent breach by such Party of a provision of this Agreement.

10.4 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect, all other provisions hereof will continue in full force and effect.

11. Applicable Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. Any dispute arising between the parties out of or in connection with this Agreement will be finally resolved in state or federal court in New York, New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

Sharps Technology Inc.

By:	/s/ Paul Danner
Name:	Paul Danner
Title:	C E O

Sol Markets

By:	/s/ James Zhang
Name:	James Zhang
Title:	Authorized Signatory

[Strategic Advisor Agreement Signature Page]

Exhibit A

Form of Common Stock Purchase Warrant

[see attached]

Exhibit B

Registration Rights Agreement

[see attached]